UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2022

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

51 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2022, Bernadette Baudier notified SunPower Corporation, a Delaware corporation (the “Company”), of her intent to resign as a member of the Board of Directors of the Company (the “Board”) in April 2022, in connection with her retirement. Ms. Baudier has served as a designee of TotalEnergies Solar INTL SAS (“TotalEnergies Solar,” an affiliate of TotalEnergies SE or “TotalEnergies”), pursuant to the Affiliation Agreement (the “Affiliation Agreement”), dated April 28, 2011, as amended, between TotalEnergies Solar, TotalEnergies Gaz & Electricité Holdings SAS (“TotalEnergies Gaz”), and the Company, and her replacement as TotalEnergies Solar’s designee on the Board will be selected at a later date. Due to her upcoming retirement, Ms. Baudier will not stand for re-election at the Company’s 2022 Annual Meeting of Stockholders.

In addition, on March 16, 2022, Vinayak Hegde, who previously served as a Class III director, with a term expiring at the Company’s 2023 Annual Meeting of Stockholders, resigned as a Class III director, and was re-appointed on the same day as a Class I director, with a term expiring at the Company’s 2024 Annual Meeting of Stockholders. This action was taken to even the classes in connection with restructuring of the Board pursuant to its reduction to nine members, effective March 31, 2022, in connection with the previously announced resignations of Franck Trochet and Patrick Wood III, pursuant to Amendment No. 6 to the Affiliation Agreement, dated as of October 29, 2021, by and among the Company, TotalEnergies Solar, and TotalEnergies Gaz.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

March 22, 2022	By:	/S/ REGAN J. MACPHERSON
	Name:	Regan J. MacPherson
	Title:	Executive Vice President and Chief Legal Officer